UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Alarm.com Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive Suite 100 Tysons, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 23, 2016, ICN Acquisition, LLC (the “Buyer”), a wholly-owned indirect subsidiary of Alarm.com Holdings, Inc. (“Alarm.com” and, together with the Buyer, the “Company” or “we”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Icontrol Networks, Inc. (“Icontrol”) and Fortis Advisors, LLC as the representative of Icontrol’s stockholders (the “Icontrol Stockholders”).

Under the terms of the Asset Purchase Agreement, and in exchange for a $140 million payment from the Company (the “Closing Payment”), we are:

(a)	acquiring certain assets (the “Transferred Assets”) and assuming certain liabilities (the “Assumed Liabilities”) related to Icontrol’s “Connect” line of business and

(b)	acquiring all of the outstanding equity interests of the two subsidiaries through which Icontrol conducts its “Piper” line of business.

In this report, we refer to the above acquisitions as the “Asset Purchase” and to Icontrol’s Connect and Piper businesses as the “Acquired Businesses.”

The Transferred Assets we are purchasing include:

•	equipment primarily related to the Acquired Businesses,

•	certain patents and trademarks and other intellectual property of the Acquired Businesses and related legal claims and

•	contracts and software primarily related to the Acquired Businesses.

We are also assuming all liabilities arising out of the Transferred Assets or the Acquired Businesses (whether arising before or after the closing) except for certain “Excluded Liabilities.” The Assumed Liabilities will include liabilities related to the employees of the Acquired Businesses and liabilities under the transferred contracts. The amount of the Closing Payment is subject to an adjustment based on an estimate of working capital for the Acquired Businesses delivered before the closing date and a further adjustment following the final determination of the closing date working capital, which will occur after the closing date.

Simultaneously with the Asset Purchase Agreement, Icontrol entered into an agreement and plan of merger with Comcast Cable Communications, LLC (“Comcast”), a subsidiary of Comcast Corporation, Big Rig Merger Sub, Inc., a wholly-owned subsidiary of Comcast (“Merger Sub”), and Fortis Advisors, LLC. Under the Comcast merger agreement, subject to satisfaction of all closing conditions thereunder, Merger Sub will merge with and into Icontrol immediately after the closing of the Asset Purchase Agreement, with Icontrol as the surviving corporation. Through this merger, Comcast will acquire all of the equity interests in Icontrol and, as a result, its “Converge” business, which we will not acquire in the Asset Purchase. We have generally agreed to be responsible to Icontrol for historic liabilities of the Acquired Businesses while Icontrol will be responsible to us for historic liabilities of the Converge business.

We and Icontrol have made customary representations and warranties and agreed to customary covenants in the Asset Purchase Agreement, including covenants requiring Icontrol to continue to conduct the Acquired Businesses in the ordinary course before closing. Subject to certain limitations, each of the Company, Icontrol and the Icontrol Stockholders have also agreed to provide indemnification for certain specified matters. The Icontrol Stockholders will indemnify us for, among other things, breaches of representations and warranties and pre-closing covenants of Icontrol, certain pre-closing Assumed Liabilities, certain pre-closing taxes and half of any transfer taxes we pay. Icontrol will indemnify us for the Excluded Liabilities and breaches of post-closing covenants. We will indemnify both Icontrol and the Icontrol Stockholders for breaches of representations and warranties and covenants. We will also indemnify the Icontrol Stockholders for certain Assumed Liabilities arising after closing and Icontrol for all Assumed Liabilities (whenever arising). Alarm.com will guarantee all of the Buyer’s obligations under the Asset Purchase Agreement.

Under the Asset Purchase Agreement,

•	$500,000 of the Closing Payment will be held in escrow until the final determination of the closing date working capital, when the escrowed amount will be released in accordance with the Asset Purchase Agreement; and

•	$14 million of the Closing Payment will be held in escrow for 12 months and applied towards the indemnification obligations of the Icontrol Stockholders, with the unused balance, if any, to be released to them if not used for indemnification.

The closing of the Asset Purchase is conditioned on certain matters, including termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Act, confirmation from Comcast and Icontrol that they will close the Comcast merger immediately after the closing of the Asset Purchase Agreement and satisfaction of all other closing conditions in the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement and the Asset Purchase does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Asset Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Transferred Assets, the Company or Icontrol. The representations, warranties and covenants contained in the Asset Purchase Agreement are made only for purposes of the Asset Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Transferred Assets, the Company or Icontrol. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated June 23, 2016

99.1	Press Release dated June 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Dated: June 23, 2016	By:	/s/ Stephen Trundle
Stephen Trundle
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement dated June 23, 2016

99.1	Press Release dated June 23, 2016.

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